UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2026

CAYSON ACQUISITION CORP
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-42280	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 W 37th St, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 998-5540

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one right	CAPNU	The Nasdaq Stock Market LLC

Ordinary Shares, par value $0.0001 per share	CAPN	The Nasdaq Stock Market LLC

Rights, each entitling the holder to one tenth of one ordinary share upon the completion of the Company’s initial business combination	CAPNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

As previously disclosed, on July 11, 2025, Cayson Acquisition Corp, (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Mango Financial Group Limited, a Cayman Islands exempted company (the “Mango”), North Water Investment Group Holdings Limited, a British Virgin Islands company (“North Water”), and Mango Temp Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Mango (“Merger Sub”).

On September 2, 2026, the parties entered into a termination agreement (the “Termination Agreement”) pursuant to which the parties mutually terminated the Merger Agreement. Pursuant to the Termination Agreement, Mango has agreed to pay for certain expenses of the Company that it had agreed to pay pursuant to the Merger Agreement and the Company will issue a promissory note in the same amount of such paid expenses, which note will be payable by the Company without interest upon consummation of an initial business combination. If the Company does not have sufficient available resources to repay the Note in cash when due, the Company has the option in its sole discretion to cause the principal balance of the Note to be converted into units of the Company at a price of $10.00 per unit, which units would be identical to the private units sold in connection with the Company’s initial public offering. The Company and Mango also agreed that the other promissory notes previously issued by the Company to Mango will be similarly convertible at the Company’s option if it does not have cash available to repay all amounts due thereunder.

Copies of the Termination Agreement and form of promissory note are filed with this Current Report on Form 8-K as Exhibit 2.1 and are incorporated herein by reference, and the foregoing descriptions of the Termination Agreement and form of promissory note are qualified in their entirety by reference thereto.

The SPAC will now resume its search for an attractive target business with which to consummate an initial business combination.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

2.1	Termination Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2026	CAYSON ACQUISITION CORP

	By:	/s/ Yawei Cao
Yawei Cao
Chief Executive Officer